Exhibit 99.1

New Mountain Finance Corporation Closes Private Placement of $200 Million of

3.875% Unsecured Notes due 2026

NEW YORK--(BUSINESS WIRE) — February 1, 2021-- New Mountain Finance Corporation (Nasdaq: NMFC) (the “Company”, “NMFC”, or “our”) announced today that on January 29, 2021, it closed on a private placement of $200 million in aggregate principal amount of 3.875% Series 2021A Unsecured Notes due January 29, 2026 (the “Notes”) by entering into a fifth supplement (the “Supplement”) to its Amended and Restated Note Purchase Agreement dated September 30, 2016 (the “Note Purchase Agreement”). The Company intends to use the proceeds of the offering to redeem its 5.31% Unsecured Notes due May 2021, to repay other outstanding debt and for general corporate purposes. Except as set forth in the Supplement, the Notes have the same terms as the unsecured notes that the Company previously issued pursuant to the Note Purchase Agreement and the supplements thereto, respectively.

John R. Kline, President & COO, commented: “We are very pleased to announce the completion of our most recent debt offering which successfully addresses near-term debt maturities, maintains our diversified funding profile and reduces NMFC’s overall cost of capital. The offering was supported by many of our existing lenders who continue to be great long-term supporters of NMFC as well as a new group of lenders who we would like to welcome as long-term partners.”

Deutsche Bank Securities Inc. acted as exclusive placement agent for the Company in connection with the Notes offering.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, unless required to do so by law. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative

NMFCIR@newmountaincapital.com
(212) 220-3505

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